LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING
OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of
Brian J. Kickham and Jeffrey A. Munsie,
signing singly and each acting individually, as the
undersigned's true and lawful attorney-in-fact with
full power and authority as hereinafter described to:
(1)   execute for and on behalf of the undersigned, in
the undersigned's capacity as an Officer of
Merrimack Pharmaceuticals, Inc. (the "Company"), Forms 3,
4, and 5 (including any amendments thereto) in accordance
with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder (the "Exchange Act");
(2)   do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to prepare, complete and execute any such
Form 3, 4, or 5, prepare, complete and execute any
amendment or amendments thereto, and timely deliver
and file such form with the United States Securities
and Exchange Commission (the "SEC") and any stock
exchange or similar authority, including without
limitation the filing of a Form ID or any other
application materials to enable the undersigned to
gain or maintain access to the Electronic Data
Gathering, Analysis and Retrieval system of the SEC;
(3)   seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information regarding transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees, and
the undersigned hereby authorizes any such third party
to release any such information to the herein
appointed attorney-in-fact and approves and ratifies
any such release of information; and
(4)   take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause
to be done by virtue of this power of attorney and the
rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of the
undersigned, are not assuming nor relieving, nor is
the Company assuming nor relieving, any of the
undersigned's responsibilities to comply with
Section 16 of the Exchange Act.  The undersigned
acknowledges that neither the Company nor the
foregoing attorneys-in-fact assume (i) any liability
for the undersigned's responsibility to comply with
the requirement of the Exchange Act, (ii) any
liability of the undersigned for any failure to comply
with such requirements, or (iii) any obligation or
liability of the undersigned for profit disgorgement
under Section 16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4, and 5 with the SEC with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 15th day of
June, 2017.

/s/ John L. Green
John L. Green